SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): November 30, 1999


                               Perini Corporation
               ___________________________________________________
               (Exact name of registrant as specified in charter)



Massachusetts                 1-6314                         04-1717070

(State or other     (Commission File Number)   (IRS Employer Identification No.)
jurisdiction of
incorporation)

              73 Mt. Wayte Avenue, Framingham, Massachusetts 01701
               (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (508) 628-2000

  (Former name or former address, if changed since last report) Not applicable

ITEM 5.  OTHER EVENTS.

        On November 24, 1999,  Perini  Corporation  issued the  following  Press
Release:

              PERINI ANNOUNCES LETTER OF INTENT WITH INVESTOR GROUP


Framingham, MA -- Perini Corporation (AMEX:PCR) (the "Company") and Tutor-Saliba Group, L.L.C., a company controlled by Ronald N. Tutor, Chairman of the Board of Directors of the Company, acting on behalf of itself and certain other buyers (collectively, the "Tutor Group"), today announced that, through a Special Committee of its Board of Directors, the Company and the Tutor Group had entered into a letter of intent with respect to an investment transaction by the Tutor Group. Pursuant to the letter of intent, the parties have agreed to negotiate in good faith to enter into a definitive agreement whereby the Tutor Group would purchase a combination of common stock and preferred stock from the Company with an aggregate value of $40 million and a per share price for the common stock of $4.25 per share.

The recapitalization is subject to, among other things, the renegotiation of the Company's bank credit agreements and the agreement by holders of no less than a majority of the Series B Preferred Stock (which has a current, accreted face amount of approximately $40 million) to convert into common stock at an effective price of $5.67 per share.

The Company also announced that the Special Committee has retained Houlihan Lokey Howard & Zukin as its financial advisor, and has authorized it to explore the feasibility of strategic alternatives that may be available to the Company to protect and enhance shareholder value, including without limitation, consummation of the investment contemplated by the letter of intent or an alternative transaction with a third party. Pursuant to the letter of intent, under certain circumstances, in the event the Company enters into a business combination or certain other transactions with an entity other than theTutor Group, the Company will be required to pay the Tutor Group a fee of $750,000.

The company cautioned that is has not decided to proceed with any transaction, that the letter of intent is not a binding agreement with respect to an investment transaction involving the Company, that the Company has not entered into any other binding agreement with respect to an alternative transaction and no assurance can be given that any transaction will be entered into or consummated or that the Tutor Group and its affiliates, who are large shareholders of the Company, would enter into or support any alternative transaction.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statement. These risks and uncertainties include, but are not limited to, the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or omitted to be taken by third parties including the Company's customers, suppliers, business partners, and competitors and legistrative, regulatory, judicial and other governmental authorities and officials.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     Perini Corporation


                                                     __________________________
Dated:  November 30, 1999                   By:      /s/ Robert Band
                                                     Robert Band
                                                     President and Chief
                                                     Executive Officer